                                                                     EXHIBIT 4.3






                            Tax-Deferred Savings Plan

                         AERIAL OPERATING COMPANY, INC.

                            TAX-DEFERRED SAVINGS PLAN
                            -------------------------

                                 January 1, 2000

                         AERIAL OPERATING COMPANY, INC.
                         ------------------------------
                            TAX-DEFERRED SAVINGS PLAN
                            -------------------------

                                                                            PAGE
                                                                            ----

ARTICLE 1.        ESTABLISHMENT AND FIDUCIARIES................................4
         1.1      Establishment of Plan and Trust..............................4
         1.2      Appointment of Fiduciaries of Plan...........................4
         1.3      Delegation of Fiduciary Responsibility.......................4

ARTICLE 2.        DEFINITIONS..................................................5

ARTICLE 3.        PARTICIPATION AND SERVICE CREDIT............................12
         3.1      Participation...............................................12
         3.2      Year of Vesting Service.....................................14
         3.3      Employment By the Company and an Affiliate or Related
                    Entity....................................................14
         3.4      Vesting Service Under the TDS Plan, Amended Plans and
                    Plans Previously
                  Maintained by an Employer...................................15
         3.5      Leased Employees............................................15
         3.6      Reemployment of Veterans....................................16

ARTICLE 4.        CONTRIBUTIONS AND VALUATION.................................17
         4.1      Company Contributions.......................................17
         4.2      Salary Reduction Contributions..............................18
         4.3      Matching Employer Contributions.............................20
         4.4      Coordination Between Sections 4.2 and 4.3...................21
         4.5      Refund of Excess Contributions..............................22
         4.6      Voluntary Employee Contributions............................24

ARTICLE 5.        COMPUTATION OF BENEFITS.....................................24
         5.1      Maintenance of Accounts.....................................24
         5.2      Allocation of Plan Expenses.................................24
         5.3      Allocation of Trust Income..................................24
         5.4      Allocation of Salary Reduction Contributions................24
         5.5      Allocation of Employer Contributions, Forfeitures
                    and Matching Employer Contributions.......................25
         5.6      Priority of Allocations.....................................25
         5.7      Limitation on Allocations...................................26
         5.8      Establishment of Designated Funds...........................27

                                                                            PAGE
                                                                            ----
         5.9      Employee Direction of Investments...........................28
         5.10     Fund Allocations............................................29
         5.11     Duration of Investment Election.............................29

ARTICLE 6.        PAYMENT OF BENEFITS.........................................29
         6.1      Retirement..................................................29
         6.2      Disability..................................................29
         6.3      Death.......................................................30
         6.4      Other Termination of Service................................30
         6.5      Payment of Benefits.........................................31
         6.6      Designation of Beneficiary..................................33
         6.7      Location of Employee or Beneficiary Unknown.................34
         6.8      Distribution After Age 59-1/2...............................35
         6.9      Hardship Withdrawal.........................................34
         6.10     Plan Loans..................................................36

ARTICLE 7.        TRANSFER OF BENEFITS........................................37
         7.1      Transfer of Benefits........................................37
         7.2      Acceptance of Transferred Benefits..........................37

ARTICLE 8.        ADMINISTRATION OF THE PLAN..................................37
         8.1      Plan Administrator..........................................37
         8.2      Claim for Benefits..........................................38

ARTICLE 9.        ADMINISTRATION OF THE TRUST.................................39

ARTICLE 10.       AMENDMENT OR TERMINATION OF THE PLAN AND ADOPTION OF
         THE PLAN BY OTHER EMPLOYERS..........................................40
         10.1     Right to Amend or Terminate.................................40
         10.2     Effect of Termination.......................................40
         10.3     Adoption of the Plan by Affiliate or Related Entity.........40
         10.4     Adoption of the Plan by Successor...........................41

ARTICLE 11.       GENERAL PROVISIONS..........................................41
         11.1     Merger or Consolidation with Another Plan...................41
         11.2     Nonreversion................................................41
         11.3     Nonalienation...............................................42
         11.4     Facility of Payment.........................................43
         11.5     Indemnification.............................................43
         11.6     Limitation of Rights........................................43

                                                                            PAGE
                                                                            ----
         11.7     Employment Non-Contractual..................................43
         11.8     Governing Laws..............................................43

ARTICLE 12.       TOP-HEAVY PROVISIONS........................................44
         12.1     Determination of Top-Heaviness..............................44
         12.2     Minimum Allocation..........................................45
         12.3     Minimum Vesting.............................................45
         12.4     Definitions.................................................45

                         AERIAL OPERATING COMPANY, INC.
                         -----------------------------
                            TAX-DEFERRED SAVINGS PLAN
                            -------------------------

         ARTICLE 1.        ESTABLISHMENT AND FIDUCIARIES.

         1.1      Establishment of Plan and Trust.
                  -------------------------------
                  This Plan and the Trust are established as of January 1, 2000, to provide, together with other retirement plans provided for eligible Employees by the Company, Social Security and personal savings, for retirement benefits for employees participating in the Plan. It is intended that the Plan and the Trust qualify under Sections 401 and 501 of the Code, respectively, and that contributions to the Trust be deductible under Section 404 of the Code.


         1.2      Appointment of Fiduciaries of Plan.
                  ----------------------------------
                  (a) The Company shall be the "Administrator" and a "Named Fiduciary" of the Plan, both within the meaning of ERISA. The Company may designate in writing, if not otherwise specified in the Plan, a person or persons to be responsible for carrying out its duties as administrator or named fiduciary.

                  (b) The Company hereby designates the Investment Management Committee (the "Committee"), consisting of two or more individuals appointed by the Board of Directors of the Company, to be a "Named Fiduciary" of the Plan, within the meaning of ERISA, solely for purposes of directing the Trustee with respect to the investment and reinvestment of the assets of the Plan, in accordance with the terms hereof.

                  (c) The decision of the majority of the members of the Committee shall control in the event of any disagreement among the members. Any nonconcurring member of the Committee shall not be liable or responsible for any action taken or failed to be taken over such member's dissent if his dissent is filed in writing with the other members or such other appropriate action is taken which is required under ERISA.

         1.3      Delegation of Fiduciary Responsibility.
                  --------------------------------------
                  (a) The members of the Committee may (i) allocate fiduciary responsibilities between, or to, any one or more of them; (ii) designate others to carry out such responsibilities; and (iii) appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) and remove any investment manager so appointed.

                  (b) The Company and the Committee mutually represent and warrant, each to the other, that any directions given or information furnished by them or their respective agents for purposes of the Plan or the Trust will be given or furnished in accordance with the terms hereof, and in accordance with the applicable provisions of the Code and ERISA.


         ARTICLE 2.        DEFINITIONS.

                  Wherever used in this document, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include words in the plural, and words in the plural shall include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire document and not to any particular provisions. The titles and headings of the provisions in this document are inserted merely for convenience of reference and shall be given no legal effect.

        As  used  in  this  document,  unless  the  context  otherwise requires:

                  Account means the account maintained for an Employee pursuant to Section 5.1 hereof. Employer Account means the Account maintained for the Employee pursuant to Section 5.1 hereof to which Employer contributions, other than Matching Employer Contributions, made for such Employee under Section 4.1 hereof, and amounts credited to such Employee's employer account under the TDS Plan, if any, that are transferred to the Plan, are credited. Employer Matching Account means the Account maintained for the Employee pursuant to Section 5.1 hereof to which Matching Employer Contributions made for the Employee under
Section 4.3 hereof, and amounts credited to such Employee's employer matching account under the TDS Plan, if any, that are transferred to the Plan, are credited. Salary Reduction Contributions Account means the Account maintained for the Employee pursuant to Section 5.1 hereof to which Salary Reduction Contributions, if any, made for such Employee under Section 4.2 hereof, and amounts credited to such Employees salary reduction contributions account under the TDS Plan, if any, that are transferred to the Plan, are credited. Prior Plan Account means the Account maintained for the Employee pursuant to Section 5.1 hereof to which the Employee's account (other than the portion thereof, if any, attributable to after-tax employee contributions) under an Amended Plan, if any, and amounts credited to such Employee's prior plan account under the TDS Plan, if any, that are transferred to the Plan, are credited. Rollover Account means the Account maintained for the Employee pursuant to Section 5.1 hereof to which the Employee's benefit transferred to the Plan under provisions of Section 7.2 hereof, and amount credited to such Employee's rollover account under the TDS Plan, if any, that are transferred to the Plan, are credited.

                  Aerial Common Shares means Common Shares, par value $1.00 per share, of Aerial Communications, Incorporated, a Delaware Corporation.

                  Affiliate means any trade or business entity which is a member of a controlled group with the Company (as described in Section 414(b) and (c) of the Code, and modified by Section 415(h) of the Code, where applicable) or is a member of an affiliated service group with the Company (as described in Section 414(m) of the Code) and any other entity required to be aggregated with the Company pursuant to final regulations under Section 414(o) of the Code.

                  Amended Plan means an employee pension benefit plan, which contains a cash or deferred arrangement under Section 401(k) of the Code, any of whose assets were transferred to the Plan (other than in accordance with Section
7.2 hereof) at or at any time after the Company's acquisition of stock or assets of a company maintaining or contributing to such plan. In no event shall the TDS Plan be considered for any purpose of the Plan to be an Amended Plan.

                  Annual Addition means, with respect to any Plan Year, an amount equal to the sum of (a), (b), (c) and (d) below, allocated to any Employee's Account, where:

                  (a) equals that portion of the Employer contributions under Sections 4.1, 4.3 and 12.2 hereof allocated to such Account, including any such contributions that are forfeited by, or returned to, the Employee pursuant to
Section 4.5(b) hereof;

                  (b) equals the sum of all Salary Reduction Contributions made by the Employee, including any such contributions that are returned to the Employee pursuant to Section 4.5(a) hereof;

                  (c) equals all of the Employee's voluntary contributions, if any; and

                  (d) equals that portion of any forfeitures allocated to such Account.

                  Annual Valuation Date means December 31 of each Plan Year.

                  Before-Tax Contributions means before-tax contributions made under Section 401(k) of the Code to an Amended Plan.

                  Beneficiary means the person or persons entitled to receive benefits under the Plan payable upon an Employee's death.

                  Benefits Department means the employee benefits department of the Company, located at 8410 West Bryn Mawr, Chicago, Illinois 60631.

                  Code means the Internal Revenue Code of 1986, as amended from time to time.

                  Company means AERIAL OPERATING COMPANY, INC., a Delaware corporation, and any successor thereto that adopts the Plan.

                  Compensation means the compensation paid as remuneration for services by an Employee as defined in each article herein where such term appears. Notwithstanding the foregoing, Compensation in excess of the limit set forth in Section 401(a)(17) of the Code (adjusted for changes in the cost of living pursuant to Section 401(a)(17) of the Code) shall be disregarded for all purposes under the Plan.

                  Designated Fund means an investment fund selected by the Committee to which Employees may, in accordance with Article 5 hereof, direct the investment of all or some portion of their Accounts.

                  Effective Date means January 1, 2000.

                  Employee means any person who is employed by the Company, an Affiliate or a Related Entity, and any former Employee who may be entitled to a retirement benefit from the Plan by reason of his participation herein. The term shall not include any Leased Employee or any person excluded by name or classification by the Company, an Affiliate or a Related Entity upon adoption of the Plan. The term shall also not include any person covered by a collective bargaining agreement that does not by its terms provide that such person is eligible to participate in the Plan. In the event, however, that persons otherwise eligible to participate in the Plan select a bargaining representative subsequent to the Effective Date then such persons shall continue to be eligible to participate pending the completion of negotiations between the Company and such persons' selected bargaining representative. Upon completion of negotiations, if the resulting collective bargaining agreement does not expressly provide for continued eligibility then such persons shall become ineligible to participate further in the Plan as of the effective date of such collective bargaining agreement.

                  Employer means the Company, any Affiliate or Related Entity that adopts the Plan pursuant to the provisions of Section 10.3 hereof with the Company's consent to such adoption.

                  Employment Commencement Date means the date on which an Employee (i) first performs an Hour of Service for the Company, an Affiliate, or a Related Entity or (ii) first performs an hour of service (determined in accordance with Department of Labor Regulation Section 2530.200b-2) with a company any of the stock or assets of which are directly or indirectly acquired by the Company. Notwithstanding the preceding sentence, in the case of an Employee who, at any time during the period beginning on January 1, 1995 and ending on the date that the Company is no longer an Affiliate of TDS, was employed by TDS, a TDS Affiliate or a TDS Related Entity, the Employment Commencement Date for such an Employee shall be the later to occur of (i) date on which the Employee first performed an hour of service (determined in accordance with Department of Labor Regulations Section 2530-200b-2) with TDS, a TDS Affiliate or a TDS Related Entity or (ii) January 1, 1995.

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                  Entry Date means the first day of each calendar month.

                  401(k) Deferral Percentage means that percentage, rounded to the nearest one-hundredth of one percent, that is equal to the ratio of the Employee's Salary Reduction Contributions for the Plan Year to the Employee's Compensation. In any Plan Year, the Company at its discretion may determine each Employee's 401(k) Deferral Percentage by adding to such Employee's Salary Reduction Contributions either (i) Matching Employer Contributions allocated to such Employee's Account that are distributable no earlier than the occurrence of the circumstances described in Section 401(k)(2)(B) of the Code and are nonforfeitable within the meaning of Section 401(k)(2)(C) of the Code or (ii) Employer contributions allocated to such Employee's Account that are "qualified nonelective contributions" (within the meaning of Section 401(m)(4)(C) of the
Code)  which  are   distributable   no  earlier  than  the   occurrence  of  the
circumstances   described   in  Section   401(k)(2)(B)   of  the  Code  and  are
nonforfeitable  within the meaning of Section  401(k)(2)(C)  of the Code or both
(i) and (ii). For purposes of this definition, Compensation means compensation that is includable in gross income (or would be includable but for Section 125, 402(a)(8) or 402(h) of the Code) and is actually paid to the Employee during the portion of the 12-month period ending on the last day of the Plan Year during which the Employee was eligible to participate in the Plan under Section 3.1 hereof (disregarding any prohibition imposed by Section 6.9(d)(i) hereof).

                  401(m) Contribution Percentage means that percentage, rounded to the nearest one-hundredth of one percent, that is equal to the ratio of the Matching Employer Contributions made on behalf of the Employee and the Employee's voluntary contributions, if any, for the Plan Year to the Employee's Compensation. In any Plan Year, the Company at its discretion may determine each Employee's 401(m) Contribution Percentage by adding to such Employee's Matching Employer Contributions all or a portion of the Salary Reduction Contributions allocated to such Employee's Account as of the end of the Plan Year. For purposes of this definition, Compensation means compensation that is includable in gross income (or would be includable but for Section 125, 402(a)(8) or 402(h) of the Code) and is actually paid to the Employee during the portion of the 12-month period ending on the last day of the Plan Year during which the Employee was eligible to participate in the Plan under Section 3.1 hereof (disregarding any prohibition imposed by Section 6.9(d)(i) hereof).

                  Highly  Compensated  Employee  means an Employee  described in
Section 414(q) of the Code.

                  Leased Employee means any person who renders services to the Company or any Affiliate or Related Entity as a leased employee and is described in Section 414(n) of the Code.

                  Matching Employer Contribution means the amounts contributed for an Employee by his Employer under Section 4.3 hereof.

                  Military Service. Service in the "uniformed services" within the meaning of the Uniform Services Employment and Reemployment Rights Act of 1994, which entitles a person rendering such service to reemployment under such Act provided such person returns to the employ of the Employer within the period prescribed by such Act.

                  Normal Retirement Date means the date on which the Employee attains age 65.

                  Plan means the tax-deferred savings plan herein set forth and any amendment or supplement thereto.

                  Plan Year means the twelve month period beginning on January 1 and ending on the immediately following December 31. The first Plan Year shall commence January 1, 2000.

                  Related Entity means any other trade or business entity in which the Company or an Affiliate has an interest and that is a "subsidiary" of the Company as defined in Regulation C, Rule 405, promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

                  Retirement means any termination of Service after an Employee is eligible for early or normal retirement benefits under any other qualified retirement plan maintained by the Company, an Affiliate or Related Entity with which the Employee is in Service at the time of such termination, or if no such Plan exists, termination of Service after any of the following dates: (i) the date on which the sum of the Employee's age and Years of Vesting Service equals 75, provided that he has attained 55 years of age; (ii) the date on which the Employee has completed at least 30 Years of Vesting Service; or (iii) the date which is the later of the Employee's 65th birthday and the fifth anniversary of the date on which the Employee commences participation in the Plan.

                  Salary Reduction Contribution means the amounts contributed on behalf of an Employee by his Employer pursuant to the Employee's election under
Section 4.2 hereof.

                  Service means employment by the Company, until terminated by quit, discharge, retirement, disability, death or otherwise, accounted for in accordance with Paragraphs (a) and (b) below. Employment by an Affiliate or Related Entity shall be treated as employment by the Company for purposes of computing Service hereunder.

                  (a) Hours of Service means the sum of all hours credited to an Employee under subparagraphs (i) through (iv) below, determined from the employment records of the Company, the Affiliates and Related Entities which accurately reflect the actual hours of service to which the Employee is entitled. An Employee for whom employment records do not accurately reflect the hours of service to which the Employee is entitled shall be credited with Hours of Service under an alternative method permitted by applicable law.

                  (i) An Employee shall be credited with an Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment by the Company, an Affiliate or a Related Entity for the performance of duties. These hours shall be credited to the Employee for the Plan Year in which such duties are performed.

                  (ii) An Employee shall be credited with an Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment by the Company, an Affiliate or a Related Entity for a period of time during which he performed no duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), severance, layoff, jury duty, Military Service or leave of absence. These hours shall be credited to the Employee for the Plan Year during which such absence occurs.

                  (iii) An Employee shall be credited with an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company, an Affiliate or a Related Entity. These hours shall be credited to the Employee for the Plan Year to which such award or agreement pertains rather than the year in which the award, agreement or payment is made.

                  (iv) Hours of Service shall be credited to an Employee on the basis of the actual hours for which he is paid or entitled to payment, and no Employee shall be credited with Hours of Service for the same hours under more than one of the preceding subparagraphs. Notwithstanding subparagraphs (i) through (iii) above, (A) no Employee shall be credited with more than 501 Hours of Service under subparagraph (ii) above on account of any single continuous period during which he performs no duties, (B) no Hours of Service shall be credited to an Employee under subparagraph (ii) above to the extent payment for any period of time during which no duties are performed is made or due under a program maintained solely for the purpose of complying with any applicable worker's compensation or disability insurance laws, and (c) Hours of Service shall not be credited with respect to any payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.

                  (v) All Hours of Service shall be credited and determined in accordance with Department of Labor Regulation Section 2530.200b-2(b) and (c).

                  (vi) For purposes of this definition, Compensation means compensation that is includible in gross income (or would be includible in gross income but for Section 125,

         402(a)(8) or 402(h)(1)(B) of the Code) and is actually paid to the Employee during the Plan Year for which such determination is being made.

                  (b) Break in Service means any Plan Year (or, for purposes of determining eligibility to participate in the Plan, any eligibility period) during which an Employee is not credited with more than 500 Hours of Service under the Plan. Solely for purposes of determining whether an Employee has incurred a Break in Service, such Employee shall, in addition to Hours of Service credited under Paragraph (a) above, be credited with Hours of Service based upon his customary period of work, for periods of absence during which no duties are performed and for which the Employee is not paid or entitled to payment by the Company, an Affiliate or a Related Entity due to (i) Military Service, provided such Employee returns to work within the period and under the conditions provided by law for the protection of his reemployment rights following such service, (ii) temporary layoff or leave of absence both of which must be approved in advance by the Company, an Affiliate or a Related Entity, provided such Employee returns to work on the date fixed by the Company, an Affiliate or a Related Entity, and (iii) leave of absence due to the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or caring for such child for a period immediately following such birth or placement. For purposes of (iii) above, Hours of Service shall be credited for the Plan Year in which such leave of absence begins, if credit is necessary to prevent the Employee from incurring a Break in Service; otherwise, Hours of Service shall be credited in the immediately following Plan Year. Not more than 501 Hours of Service shall be credited under (iii) above.

                  TDS  means   Telephone  and  Data   Systems,   Inc.,  an  Iowa
corporation.

                  TDS Affiliate means any trade or business entity which is a member of a controlled group with TDS (as described in Section 414(b) and (c) of the Code, and modified by Section 415(h) of the Code, where applicable) or any member of an affiliated service group with TDS (as described in Section 414(m) of the Code) and any other entity required to be aggregated with TDS pursuant to final regulations under Section 414(o) of the Code.

                  TDS Common Shares means Common Shares, par value $1.00 per share, of Telephone and Data Systems, Inc., an Iowa Corporation.

                  TDS Plan means the Telephone and Data Systems, Inc. Tax Deferred Savings Plan.

                  TDS Related Entity means any other trade or business entity in which TDS or a TDS Affiliate has an interest and that is a "subsidiary" of the Company as defined in Regulation C, Rule 405, promulgated by the Securities and Exchange Commission under he Securities Act of 1933.

                  Total and Permanent Disability means a disability (determined by the Company's disability insurer) which has rendered the Employee totally and permanently disabled within the meaning of the Company's long term disability plan.

                  Trust means the Trust created by agreement between the Company and the Trustee, as from time to time amended.

                  Trust Fund means all money and property of every kind held by the Trustee under the Trust agreement.

                  Trustee means the trustee provided for in Article 9, any successor or, if there shall be more than one trustee acting at any time, all of such trustees.

                  USCC Common Shares means Common Shares, par value $1.00 per share, of United States Cellular Corporation, a Delaware Corporation.

                  Valuation Date means each business day.


         ARTICLE 3.        PARTICIPATION AND SERVICE CREDIT.

         3.1      Participation.
                  -------------
                  (a)(i) Each Employee of an Employer who is participating in the TDS Plan on the day before the Effective Date shall participate in the Plan from and after the Effective Date, provided, he is and continues to be employed by an Employer on and after the Effective Date.

                  (ii) In the case of an individual who is not participating in the TDS Plan on the day before the Effective Date but who becomes an Employee because either (i) the individual's employer becomes an Affiliate, or (ii) any of the stock or assets of the individual's employer is directly or indirectly acquired by the Company, the Employee shall become a participant in the Plan as of the date specified in the agreement under which either the Employee's employer became an Affiliate or the stock or assets of the Employee's employer was directly or indirectly acquired by the Company, provided that the Employee satisfies the requirements of subsection (b) below as of such date (taking into account hours of service described in Section 3.3(a) hereof) and provided the employer becomes an Employer under the Plan. If no date is specified in such agreement or if the Employee does not satisfy the requirements of subsection (b) below as of the date specified in such agreement, the Employee shall commence participation in the Plan in accordance with subsection (b) below (taking into account hours of service described in Section 3.3(a) hereof).

                  (b) Each other Employee shall commence participation in the Plan as of the first Entry Date coinciding with or immediately following the date on which he satisfies the following requirements:

                  (i)      he is employed by an Employer;

             (ii) he attains age 21; and

            (iii) he completes three consecutive months of employment beginning on his Employment Commencement Date, or any later reemployment date, or completes an eligibility period during which he is credited with 1,000 Hours of Service. If an Employee does not complete three consecutive months of employment beginning on his Employment Commencement Date, his first eligibility period, during which he shall be required to be credited with 1,000 Hours of Service, shall be the 12-consecutive calendar month period beginning on his Employment Commencement Date. If an Employee both does not complete three consecutive months of employment beginning on his Employment Commencement Date and is not credited with 1,000 Hours of Service during his first eligibility period, the Employee's subsequent eligibility periods shall be each Plan Year, beginning with the Plan Year that includes the first anniversary of the Employee's Employment Commencement Date.

                  (c) If the Service of a non-participating Employee terminates after he had satisfied the requirement set forth in subsection (b)(iii) above or if an Employee who was employed by TDS, a TDS Affiliate or a TDS Related Entity during the period beginning on January 1, 1995 and ending on the date that the Company is no longer an Affiliate of TDS and who had satisfied the requirement of subsection (b)(iii) above during such period, terminated employment with TDS, such TDS Affiliate or TDS Related Entity, in the event of his later reemployment, he shall not be required to satisfy again such requirement and shall commence participation in the Plan on the last to occur of (i) the date of his reemployment, (ii) the first Entry Date following his 21st birthday and
(iii) the date that would have been his Entry Date if he had not terminated Service; provided, however, that if such Employee had after such termination incurred at least five consecutive Breaks in Service, he shall be considered a new Employee.

                  (d) If the Service of an Employee who participates in the Plan terminates or if an Employee who participated in the TDS Plan at any time during the period beginning on January 1, 1995 and ending on the Effective Date terminated employment with TDS, a TDS Affiliate or a TDS Related Entity, in the event of his later reemployment by the Company, he shall recommence participation in the Plan as of the date of his reemployment by an Employer.

                  (e) No Leased Employee shall be eligible to participate in the Plan.

         3.2      Year of Vesting Service.
                  -----------------------
                  (a) Each Employee shall be credited with a Year of Vesting Service for each Plan Year in which he is credited with 1,000 Hours of Service.

                  (b) If the Service of an Employee terminates, in the event of his later reemployment, Years of Vesting Service credited prior to a Break in Service shall be disregarded for purposes of determining Years of Vesting
Service credited after such Break in Service if (i) the Employee was not entitled to any nonforfeitable percentage of his Account derived from Employer contributions prior to the Break in Service, and (ii) the number of his consecutive Breaks in Service equals the greater of 5 or the total number of his Years of Vesting Service credited prior to such Break in Service.

                  (c) If the Service of an Employee terminates, in the event of his later reemployment, Years of Vesting Service credited after 5 consecutive Breaks in Service shall be disregarded for purposes of determining Years of Vesting Service to be credited before such 5 consecutive Breaks in Service.

                  (d) If the Service of an Employee terminates, in the event of his later reemployment, Years of Vesting Service with respect to which the Employee has received a distribution of the nonforfeitable balance in his Account as a result of his termination of Service shall be disregarded unless the Employee returns to Service and repays the full amount of such distribution to the Plan on or before the earlier of (i) the Annual Valuation Date on which the Employee incurs 5 consecutive Breaks in Service following such distribution, or (ii) the end of the 5-year period beginning on the date the Employee returns to Service.

         3.3      Employment By the Company and an Affiliate or Related Entity.
                  ------------------------------------------------------------
                  (a) For purposes of determining participation hereunder, an Employee shall be credited with Hours of Service (i) with respect to all Service with the Company, any Affiliate and any Related Entity and (ii) for all hours of service (determined in accordance with Department of Labor Regulation Section 2530.200b-2) with any company any of the stock or assets of which are directly or indirectly acquired by the Company. In addition, in the case of an Employee who, during the period beginning on January 1, 1995 and ending on the date that the Company is no longer an Affiliate of TDS, was employed by TDS, a TDS Affiliate or a TDS Related Entity, for purposes of determining participation hereunder, such Employee shall be credited with all hours of service (determined in accordance with Department of Labor Regulation Section 2530-200b- 2) credited during such period with TDS, a TDS Affiliate or a TDS Related Entity.

                  (b) For purposes of determining Years of Vesting Service hereunder, an Employee shall be credited with Hours of Service with respect to all Service with the Company and any Affiliate or Related Entity (but only after the Affiliate or Related Entity became an Affiliate or Related Entity, as the case may be).

                  (c) For purposes of subsection (a) and (b) above and Article 6, if an Employee transfers employment among the Company, any Affiliate or any Related Entity, such Employee shall not be deemed to have terminated Service.

3.4  Vesting  Service  Under the TDS Plan,  Amended  Plans and Plans  Previously
     ---------------------------------------------------------------------------
     Maintained by an Employer.
     -------------------------
                  (a) In addition to the Years of Vesting Service credited to any Employee under the preceding provisions of this Article 3, an Employee shall, upon the first Entry Date on which an Employee commences participation in the Plan under Section 3.1 hereof, be credited with Years of Vesting Service equal to the excess of (i) vesting service credited to the Employee under any predecessor plan (defined in subsection (b) below) or any Amended Plan over (ii) the Years of Vesting Service credited to the Employee under the preceding provisions of this Article 3. In addition to Years of Vesting Service credited pursuant to the preceding sentence, an Employee who, during the period beginning on January 1, 1995 and ending on the date that the Company is no longer an Affiliate of TDS, was employed by TDS, a TDS Affiliate or a TDS Related Entity shall be credited with Years of Vesting Service equal to the excess of (i) vesting service credited during such period to such Employee under the TDS Plan over (ii) the Years of Vesting Service credited to the Employee under the preceding provisions of this Article 3. Notwithstanding the preceding two sentences, in the case of an Employee who participated in a predecessor plan or the TDS Plan and who incurred five or more consecutive break in service years (as defined in Section 411(a)(6) of the Code), no Years of Vesting Service shall be credited to an Employee under this Plan for vesting service credited to the Employee under such predecessor plan or the TDS Plan if (i) the Employee had no vested right to employer contributions under such predecessor plan or the TDS Plan or (ii) the number of his consecutive break in service years equals or exceeds the greater of five and the number of years of service credited to the Employee under the predecessor plan or the TDS Plan.

                  (b) For purposes of this Section 3.4, a predecessor plan means a plan, other than an Amended Plan or the TDS Plan, that was qualified under
Section 401(a) of the Code and whose related trust was exempt from federal income tax under Section 501(a) of the Code and that was maintained by or required to be contributed to by a company any of the stock or assets of which are directly or indirectly acquired by the Company or an Affiliate, provided that (i) as a result of such acquisition, any employee who participated in such plan begins participating in the Plan and (ii) accurate information to calculate an Employee's vesting service under such plan is made available to the Company.

3.5 Leased  Employees.  If an  individual  who  performed  services  as a Leased
    -----------------
Employee becomes an Employee, or if an Employee becomes a Leased Employee, then any
                                      -15-
period during which such services were so performed shall be taken into account solely for the purposes of (i) determining whether and when such individual satisfied the eligibility service requirement set forth in Section 3.1(b) hereof, (ii) determining the individual's Years of Vesting Service and (iii) determining when such individual has terminated his employment for purposes of
Article 6 hereof, to the same extent it would have been had such period of employment been as an Employee. This Section 3.5 shall not apply to any period of service during which such a Leased Employee was covered by a plan described in Section 414(n)(5) of the Code.

3.6 Reemployment of Veterans.  The provisions of this Section 3.6 shall apply in
    ------------------------
the case of the reemployment by an Employer of an Employee, within the period prescribed by laws relating to the rights of reemployed veterans, after the Employee's completion of a period of qualified military service (as defined in Section 414(u)(5) of the Code). The provisions of this Section 3.6 are intended to provide such Employees with the rights required by Section 414(u) of the Code, and shall be interpreted in accordance with such intent.

                  An Employee participating in the Plan after completion of a period of qualified military service shall be credited with a Year of Vesting Service for any Plan Year during which he is in qualified military service if the Employee would have completed 1,000 Hours of Service in such Plan Year, but for the qualified military service (based on the Employee's work schedule as in effect on the date such military service began, as determined by the Company). In addition, such Employee shall be permitted to make additional salary reduction contributions and shall be entitled to matching Employer contributions with respect to any such additional salary reduction contributions in accordance with the following subsections:

                  (a) Such Employee shall be entitled to have his Employer make salary reduction contributions under the Plan ("Make Up Deferrals"), in addition to any Salary Reduction Contributions which the Employee elects to have made under Section 4.2(a) hereof. From time to time while employed by an Employer, such Employee may elect to have his Employer contribute such Make Up Deferrals during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

                  (i) the end of the period equal to the product of three and such Employee's period of qualified military service, and

                  (ii)   the fifth anniversary of the date of such reemployment.

Such Employee shall not be permitted to elect to have his Employer contribute Make Up Deferrals to the Plan in an amount in excess of the amount which the Employee could have elected to have made under Section 4.2(a) hereof as Salary Reduction Contributions if the Employee had continued in employment with his Employer during such period of qualified military service. The manner in which an Employee may elect to have his Employer contribute Make Up Deferrals pursuant to this subsection (a) shall be prescribed by the Company.

                  (b) An Employee who elects to have his Employer contribute Make Up Deferrals as described in subsection (a) above shall be entitled to an allocation of matching Employer contributions ("Make Up Matching Contributions") in an amount equal to the amount of Matching Employer Contributions that would have been allocated to the Employer Matching Account of such Employee under the Plan if such Make Up Deferrals had been made during the period of such Employee's qualified military service (as determined pursuant to Section 414(u) of the Code). The amounts necessary to make such allocation of Make Up Matching Contributions shall be derived from any forfeitures that remain after the application of Section 5.5(b) hereof or, if such forfeitures are less than the amount of Make Up Matching Contributions that must be allocated to any Employee's Employer Matching Account, then the Employee's Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

                  (c) An Employee's "Compensation," as defined in Sections 4.2(a) and 4.3(a) hereof, during any period of qualified military service shall be determined in accordance with Section 414(u) of the Code.

                  (d) Any contributions of Make Up Deferrals made by an Employer on behalf of an Employee and any contributions of Make Up Matching Contributions made by an Employer, in either case, pursuant to this Section 3.6 on account of a period of qualified military service in a prior Plan Year and any allocations of such contributions to an Employee shall not be subject to the limitations prescribed by Sections 4.2(f) and 5.7 hereof for the Plan Year in which such contributions and allocations are made, but, instead, shall be subject to such limits for the Plan Year to which such contributions and allocations relate. In addition, such contributions shall not be included in computing an Employees' 401(k) Deferral Percentage or 401(m) Contribution Percentage for any Plan Year.

         ARTICLE 4.   CONTRIBUTIONS AND VALUATION.

         4.1      Company Contributions.
                  ---------------------
                  (a) Each Employer shall contribute to the Trustee for each Plan Year, such amount, if any, as its Board of Directors shall determine by appropriate resolution.

                  (b) Notwithstanding subsection (a) above to the contrary, each Employer shall contribute during each Plan Year an amount that is necessary to restore any Account of its Employees pursuant to Section 6.4(e) hereof if such Account is not restored pursuant to Section 5.5(a) hereof.

                  (c) All Employer contributions under this Section 4.1 shall be in cash or in Aerial Common Shares, as determined by the Employer making the contribution, and shall be made within the time prescribed by law for filing the Employer's federal income tax return, including extensions thereof, for the taxable year that ends with the Plan Year. For purposes of this Section 4.1, Aerial Common Shares shall be valued at the closing price for such shares on the Nasdaq National Market ("Nasdaq") on the last trading day preceding the date of purchase.

         4.2      Salary Reduction Contributions.
                  ------------------------------
                  (a) Except as provided in subsection (f) below, an Employee who is eligible to participate in the Plan under Section 3.1 hereof may elect, at the time and in the manner prescribed by the Company, to make a Salary Reduction Contribution in any whole percentage (or fraction thereof from time to time permitted by the Company) of his Compensation up to a maximum of 15% thereof. An election to make a Salary Reduction Contribution may be made as of the first date on which an Employee becomes eligible to participate in the Plan under Section 3.1 hereof. If an Employee who is eligible to participate in the Plan under Section 3.1 hereof fails to make a timely Salary Reduction
Contribution election as of the first date on which the Employee becomes eligible, such Employee may make such election effective, as of the first day of the next payroll period administratively practicable after the Employee's election is received by the Company or its designee. Each Employee who authorizes a Salary Reduction Contribution shall have his total compensation for such period reduced by an equal amount. For purposes of this subsection (a), Compensation means compensation that is includible in gross income (or would be includible in gross income but for Section 125, 402(a)(8) or 402(h)(1)(B) of the
Code) and is actually paid to the Employee during the Plan Year including all commissions, bonuses and overtime pay, but excluding reimbursement for business expenses, any other taxable or non-taxable fringe benefits and any other contributions to this or any other qualified plan of deferred compensation of the Company.

                  (b) Contributions elected by an Employee under subsection (a) above shall continue until such time as he may change or suspend such contributions by making a new election at the time and in the manner prescribed by the Company. Any such change shall become effective as of the first day of the next payroll period administratively practicable after the Employee's election is received by the Company or its designee. Any such suspension shall become effective as soon as practicable after receipt by the Company of the Employee's election to suspend contributions. An Employee who changes or suspends such contributions may not change or resume such contributions until as of the first day of the next payroll period administratively practicable after the Employee's election is received by the Company or its designee.

                  (c) All Salary Reduction Contributions shall be provisionally accepted and are subject to return to the Employee pursuant to the provisions of
Section 4.5 hereof.

                  (d) The amount of Salary Reduction Contributions elected by any Employee under subsection (a) above may be reduced or suspended during a Plan Year by the Company if, in its sole discretion, it determines that such reduction or suspension is necessary or desirable in order that the actual deferral percentage for the current Plan Year of all eligible Highly Compensated Employees (determined as a group) does not exceed the greater of:

                  (i) 125% of the actual deferral percentage for the immediately preceding Plan Year of all other eligible Employees (determined as a group), or

             (ii) the lesser of 200% of the actual deferral percentage for the immediately preceding Plan Year of all other eligible Employees (determined as a group) and 2 percentage points in excess of the actual deferral percentage for the immediately preceding Plan Year of all other eligible Employees (determined as a group).

For purposes of this subsection (d), the actual deferral percentage of a group of eligible Employees shall be the average, rounded to the nearest one-hundredth of one percent, of the 401(k) Deferral Percentages of Employees in the group for the Plan Year. In computing the actual deferral percentage of a Highly Compensated Employee who participates in this Plan and one or more other plans of the Employer to which contributions described in Section 401(k) of the Code are made, this Plan and all such other plans shall be treated as a single plan (unless they may not be permissively aggregated under the Code) and all Salary Reduction Contributions made on behalf of such Highly Compensated Employee under this Plan and all contributions described in Section 401(k) of the Code made on behalf of such Highly Compensated Employee under such other plans shall be aggregated for purposes of determining such Highly Compensated Employee's 401(k) Deferral Percentage.

                  (e) As promptly as practicable, the aggregate amount of Salary Reduction Contributions elected under this Section 4.2 and deducted from payroll on behalf of each Employee shall be remitted to the Trustee, but in no event later than 15 business days after the last day of the month in which they were otherwise payable to the Employers' Employees.

                  (f) Notwithstanding anything herein to the contrary, no Employee's Salary Reduction Contribution during any calendar year shall exceed the amount provided for in Section 402(g) of the Code, adjusted for changes in the cost of living under applicable rules and regulations ($10,500 for 2000). If for any calendar year an Employee determines that the aggregate amount of Salary Reduction Contributions and amounts contributed under other plans or arrangements maintained by the Company or an Affiliate and described in Section 401(k), 408(k) or 403(b) of the Code will exceed the limitations of this subsection (f) for the calendar year in which such contributions were made, such Employee shall, pursuant to such rules and at such time following such calendar year as determined by the Company, be allowed to submit a written request that such excess contributions, reduced by any amounts previously distributed pursuant to Section 4.5(a) hereof, plus any income allocable thereto for the calendar year to which the contributions relate, shall be distributed to him. The amount of income to be distributed pursuant to the preceding sentence shall be determined in accordance with applicable rules and regulations. The request described in this subsection (f) shall be made on a form provided by the Company which specifies the Employee's contributions in excess of the limitations of this subsection (f) for the calendar year. A distribution of such excess contributions, plus income, shall be made no later than April 15 of the calendar year following the calendar year for which such excess contributions were made.

         4.3      Matching Employer Contributions.
                  -------------------------------
                  (a) Each Employer shall contribute to the Trustee a Matching Employer Contribution on behalf of each Employee employed by such Employer on the Annual Valuation Date (or, in the case of an Employee who terminated Service during the Plan Year on account of his Retirement, Total and Permanent Disability or death, on behalf of each such former Employee employed by such Employer on the date of such termination of Service) who is participating in the Plan equal to the sum of 100% of the first level, and 25% of any second level. For purposes of this subsection (a), an Employee's "Matchable Salary Reduction Contribution" means the Salary Reduction Contributions authorized by the Employee that do not exceed a first level of 2%, and a second level in excess of the first level of 4%. For purposes of this subsection (a), Compensation shall have the same meaning as that term is defined in Section 4.2(a) hereof, except that an Employee's Compensation shall only include Compensation paid to such Employee for the portion of the Plan Year during which the Employee is eligible to participate in the Plan.

                  (b) All Matching Employer Contributions shall be provisionally accepted and, pursuant to the provisions of Section 4.5(b) hereof, are subject to forfeiture or distribution to Highly Compensated Employees participating in the Plan.

                  (c) Matching Employer  contributions required under subsection
(a) above may be reduced or suspended during a Plan Year by the Company if, in its sole discretion, it determines that such reduction or suspension is necessary or desirable in order that the actual contribution percentage for the current Plan Year of all eligible Highly Compensated Employees (determined as a group) does not exceed the greater of:

                  (i) 125% of the actual contribution percentage for the immediately preceding Plan Year of all other eligible Employees (determined as a group), or

             (ii) the lesser of 200% of the actual contribution percentage for the immediately preceding Plan Year of all other eligible Employees (determined as a group) and 2 percentage points in excess of the actual contribution percentage for the immediately preceding Plan Year of all other eligible Employees (determined as a group).

For purposes of this subsection (c), the actual contribution percentage on behalf of a group of eligible Employees shall be the average, rounded to the nearest one-hundredth of one percent of the 401(m) Contribution Percentages of Employees in the group for the Plan Year. In computing the actual contribution percentage of a Highly Compensated Employee who participates in this Plan and one or more other plans of the Employer to which contributions described in Section 401(m) of the Code are made, this Plan and all such other plans shall be treated as a single plan (unless they may not be permissively aggregated under the Code) and all Matching Employer Contributions made on behalf of such Highly Compensated Employee under this Plan and all contributions described in Section 401(m) of the Code made for, or by, such Highly Compensated Employee under such other plans shall be aggregated for purposes of determining such Highly Compensated Employee's 401(m) Contribution Percentage.

                  (d) Matching Employer Contributions that are added to an Employee's Salary Reduction Contributions for purposes of determining that Employee's 401(k) Deferral Percentage under Section 4.2(d) hereof shall be disregarded for purposes of determining that Employee's 401(m) Contribution Percentage.

                  (e) All Matching Employer Contributions made by an Employer under this Section 4.3 shall be made in cash and shall be made within the time for filing of the Employer's federal income tax return, including extensions thereof, for the taxable year that ends with the Plan Year.

         4.4      Coordination Between Sections 4.2 and 4.3.
                  -----------------------------------------
                  (a) Notwithstanding the limitations on Salary Reduction Contributions under Section 4.2(d) hereof and the limitations on Matching Employer Contributions under Section 4.3(c) hereof, the Company, in its sole discretion, may further reduce or suspend such Contributions if it determines that such reduction or suspension is necessary or desirable in order that the sum of the actual deferral percentage (as defined in Section 4.2(d) hereof) for the current Plan Year on behalf of the eligible Highly Compensated Employees (determined as a group) and the actual contribution percentage (as defined in Section 4.3(c) hereof) for the current Plan Year on behalf of the eligible Highly Compensated Employees (determined as a group) does not exceed the greater of:

                  (i) the sum of (A) 125% of the greater of (1) the actual deferral percentage for the immediately preceding Plan Year on behalf of eligible Employees who are not Highly Compensated Employees (determined as a group), and (2) the actual contribution percentage for the immediately preceding Plan Year on behalf of eligible Employees who are not Highly Compensated Employees (determined as a group), and (B) the lesser of (1) the sum of two percentage points and the lesser of
         (A)(1)  and  (A)(2)  above,  and (2) 200% of the  lesser of (A)(1)  and
         (A)(2) above; and

             (ii) the sum of (A) 125% of the lesser of (i)(A)(1) and (i)(A)(2) above, and (B) the lesser of (1) the sum of two percentage points and the greater of (i)(A)(1) and (i)(A)(2) above and (2) 200% of the greater of (i)(A)(1) and (i)(A)(2) above.

                  (b) For purposes of subsection (a) above, Matching Employer Contributions that are added to an Employee's Salary Reduction Contributions for purposes of determining that Employee's 401(k) Deferral Percentage under Section 4.2(d) hereof shall be disregarded for purposes of determining that Employee's 401(m) Contribution Percentage. In addition, for purposes of subsection (a) above, if "excess contributions," as defined in Section 4.5(a) hereof, are distributed under Section 4.5(c) hereof, the actual deferral percentage will be deemed to be the largest amount permitted under Section 4.2(d) hereof and if "excess matching contributions," as defined in Section 4.5(b) hereof, are forfeited or distributed under Section 4.5(d) hereof, the actual contribution percentage will be deemed to be the largest amount permitted under Section 4.3(c) hereof.

         4.5      Refund of Excess Contributions.
                  ------------------------------
                  (a) If for any Plan Year, the Salary Reduction Contributions on behalf of the eligible Highly Compensated Employees (determined as a group) exceed the limitations under Section 4.4 or 4.2(d) hereof, the Company shall return so much or all of such excess contribution (defined below), reduced by any amounts previously distributed pursuant to Section 4.2(f) hereof, and the income attributable to such excess contributions (as reduced), determined under subsection (f) below, to the Highly Compensated Employees participating in the Plan in the manner described in subsection (c) below. Upon the distribution of any Salary Reduction Contributions pursuant to the preceding sentence, any corresponding Employer Matching Contributions allocated to the Employee's Employer Matching Account, adjusted for income or loss pursuant to applicable rules and regulations, shall be forfeited. For purposes of this subsection (a), excess contribution means the excess of (i) the aggregate amount of Salary Reduction Contributions made on behalf of Highly Compensated Employees for the current Plan Year over (ii) the maximum amount of Salary Reduction Contributions permitted under Section 4.2(d) hereof (determined by reducing Salary Reduction Contributions made on behalf of Highly Compensated Employees in order of 401(k) Deferral Percentages, beginning with the highest 401(k) Deferral Percentage).

                  (b) If for any Plan Year the Matching Employer Contribution on behalf of the eligible Highly Compensated Employees (determined as a group) exceeds the limitations under Section 4.4 or Section 4.3(c) hereof (such excess being referred to herein as an "excess matching contribution"), such excess matching contribution (defined below), to the extent not vested, shall be forfeited by, and, to the extent vested, shall be distributed to, the Highly Compensated Employees participating in the Plan in the manner described in subsection (d) below. If the Matching Employer Contribution is forfeited by or distributed to Highly Compensated Employees participating in the Plan, the income allocable to such excess, determined under subsection (f) below, shall also be forfeited or distributed, as the case may be. For purposes of this subsection (b), excess matching contribution means the excess of (i) the aggregate amount of Matching Employer Contributions made on behalf of Highly Compensated Employees for the current Plan Year over (ii) the maximum amount of Matching Employer Contributions permitted under Section 4.3(c) hereof (determined by reducing Matching Employer Contributions made on behalf of Highly Compensated Employees in order of 401(m) Contribution Percentages, beginning with the highest 401(m) Contribution Percentage.

                  (c) The amount of Salary Reduction Contributions that must be returned under subsection (a) above shall be allocated pro rata to each Highly Compensated Employee who has the highest amount of Salary Reduction Contributions until the amount of Salary Reduction Contributions of each such Highly Compensated Employee does not exceed the amount of Salary Reduction Contributions of the Highly Compensated Employee with the next highest amount of Salary Reduction Contributions. Any Salary Reduction Contributions that must be returned which have not been allocated under the preceding sentence shall be successively allocated pro rata to the Highly Compensated Employees who have the highest amount of Salary Reduction Contributions in the manner described in the preceding sentence until the entire amount of the Salary Reduction Contributions that must be returned under subsection (a) above have been allocated.

                  (d) The amount of Matching Employer Contributions that must be forfeited or returned under subsection (b) above shall be allocated pro rata to each Highly Compensated Employee who has the highest amount of Matching Employer Contributions until the amount of Matching Employer Contributions of each such Highly Compensated Employee does not exceed the amount of Matching Employer Contributions of the Highly Compensated Employee with the next highest amount of Matching Employer Contributions. Any Matching Employer Contributions that must be forfeited or returned which have not been allocated under the preceding sentence shall be successively allocated pro rata to the Highly Compensated Employees who have the highest amount of Matching Employer Contributions in the manner described in the preceding sentence until the entire amount of the Matching Employer Contributions that must be forfeited or returned under subsection (b) above have been allocated.

                  (e) Any Salary Reduction Contributions that must be returned to Highly Compensated Employees under subsection (a) above and any Matching Employer Contributions that must be forfeited by, or returned to, Highly Compensated Employees under subsection (a) or (b) above shall be forfeited by, or distributed to, the Highly Compensated Employees not later than the last day of the Plan Year immediately following the Plan Year in which such excess contributions arose. If such excess contributions are not forfeited or distributed within 2-1/2 months following the Annual Valuation Date of the Plan Year in which they arose, the Employers shall be subject to the excise tax imposed by Section 4979 of the Code.

                  (f) The return of Salary Reduction Contributions and the return or forfeiture of any Matching Employer Contributions under this Section
4.5 shall be accompanied by the income allocable to such contributions for the Plan Year to which the contributions relate. The amount of such income shall be determined in accordance with applicable rules and regulations.

         4.6     Voluntary  Employee  Contributions.  Employees  shall  not  be
                 -----------------------------------
required or permitted to make any non-Salary Reduction Voluntary Contributions to the Plan.


         ARTICLE 5.     COMPUTATION OF BENEFITS.

         5.1 Maintenance of Accounts.  The Company shall maintain or cause to be
             -----------------------
maintained a separate Account for each Employee. The Account maintained for an Employee shall consist of an Employer Account, an Employer Matching Account, a Salary Reduction Contributions Account and, if any, a Prior Plan Account and, if any, a Rollover Account, but the maintenance of these Accounts shall be solely for accounting purposes and shall not require that the assets of each Account be segregated. The books of accounts, forms and accounting methods used in the administration of Employees' Accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Company.

         5.2  Allocation  of Plan  Expenses.  As of  each  Valuation  Date,  all
              -----------------------------
expenses of administering the Plan, including the fees and expenses of the Trustee shall, at the discretion of the Company, be paid by the Company, the Employers or by the Trustee from the Trust Fund. If such expenses are paid by the Trustee from the Trust Fund, each Account shall bear an equitable portion thereof, in accordance with uniform procedures established by the Company. If such expenses are paid by the Employers, the Company, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by a particular Employer.

         5.3   Allocation of Trust Income.
               --------------------------
                  (a) As of each Valuation  Date, any income or loss of, and any increase or decrease in the fair market value of the Trust assets since the preceding Valuation Date shall be credited to or deducted from the Account of each Employee who has an unpaid balance in his Account as of the preceding Valuation Date (adjusted in a uniform and non-discriminatory way for contributions and withdrawals from such Account through the current Valuation
Date) in the ratio that each such Account bears to the total of all such Accounts.

                  (b) Notwithstanding subsection (a) above, as of each Valuation Date, any increase or decrease in the fair market value of any Designated Fund attributable to an Employee's designated investment therein, and all income and losses of such Designated Fund since the preceding Valuation shall be credited to or deducted from the Account of such Employee.

         5.4      Allocation of Salary Reduction Contributions.  As of the next
                  --------------------------------------------
Valuation Date administratively practicable after the date they are made, any Salary Reduction Contributions made by an Employee shall be credited to the Salary Reduction Contributions Account of such Employee.

         5.5      Allocation of Employer Contributions, Forfeitures and Matching
                  --------------------------------------------------------------
Employer Contributions.
----------------------
                  (a) As of each Annual Valuation Date, any balance in an Employee's Account that is forfeited during the Plan Year pursuant to Sections 4.5(a), 4.5(b) and 6.4(d) hereof shall be used to restore the Account of any Employee who during such Plan Year complies with the requirements of Section 6.4(e) hereof.

                  (b) As of each Annual Valuation Date, the forfeitures, if any, that remain after application of subsection (a) above shall be used to reduce the Employers' Matching Employer Contributions under Section 4.3 hereof.

                  (c) As of the next Valuation Date administratively practicable after Matching Employer Contributions are contributed by the Employers to the Trustee, the Matching Employer Contributions for the Plan Year under Section 4.3 hereof shall be allocated among the respective Employer Matching Accounts of Employees who made Matchable Salary Reduction Contributions to the Plan during the Plan Year under Section 4.2 hereof and who were employed on the Annual Valuation Date by the Employer that made the Matching Employer Contributions (or who terminated Service with such Employer during the Plan Year on account of Retirement, Total and Permanent Disability or death). Each Employee's Matching Employer Account shall be credited with an amount equal to the Matching Employer Contribution made on his behalf.

                  (d) As of each Annual Valuation Date, the Employer contribution for the Plan Year under Section 4.1(a) hereof and the forfeitures, if any, that remain after application of subsections (b) and (c) above shall be allocated ratably among the respective Employer Accounts of each Employee who
(i) is credited with 1,000 Hours of Service for such Plan Year and (ii) is in the Service of an Employer on the Annual Valuation Date or had terminated Service during the Plan Year on account of Retirement, Total and Permanent Disability or death in the ratio that each such Employee's Compensation bears to the total Compensation of all Employees who are entitled to an allocation under this subsection (d) for such Plan Year.

                  (e) For purposes of this Section 5.5, Compensation means compensation that is includible in gross income (or would be includible in gross income but for Section 125, 402(a)(8) or 402(b)(1)(B) of the Code) and is actually paid to the Employee during that part of the Plan Year in which the Employee is participating in the Plan.

         5.6 Priority of Allocations. All allocations to the Accounts under this
             -----------------------
Article 5 shall be deemed to have been made on the related Annual Valuation Date or other Valuation Date in the order of priority set forth in this Article 5, even though actually determined at a later date.

         5.7 Limitation on Allocations.  Notwithstanding  any other provision to
             -------------------------
the contrary, the Annual Addition in any Plan Year with respect to any Employee's Account and his accounts under all other defined contribution plans of the Employers shall not exceed the lesser of $30,000 (adjusted for changes in the cost of living under applicable rules and regulations) and 25% of such Employee's Compensation. If the amount allocable to an Employee's Account would exceed the limitation set forth in the immediately preceding sentence, then the amount in excess of such limitation shall be reduced before allocations are made to the Employee's Account.

         If in any Plan Year the Annual Addition of an Employee exceeds the limitation set forth in this Section 5.7 as a result of (i) an error in estimating an Employee's Compensation, (ii) the allocation of forfeitures, (iii) a reasonable error in determining the amount of salary reduction contributions (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to an Employee under the limits of Section 415 of the Code, or (iv) under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, then the Company shall reduce such Employee's Annual Addition to the extent of such excess in the manner described below:

                  (a) First, by reducing the Employee's Salary Reduction Contributions allocated to his Account and any Matching Employer Contributions attributable thereto and distributing to the Employee the amount by which his Salary Reduction Contributions have been reduced. The amount by which his Matching Employer Contributions have been reduced shall be forfeited. The amount so forfeited shall be treated as Matching Employer Contributions or Employer contributions, or both, to the extent there are any such contributions that have not yet been paid for the Plan Year. Any remaining amount shall be applied to reduce Matching Employer Contributions and Employer contributions under Section
4.1 hereof in the next following Plan Year and each Plan Year thereafter until such amount is reduced to zero.

                  (b) Second, by reducing the amount of forfeitures in excess of those applied under Section 5.5(b) hereof to reduce Matching Employer Contributions allocated to such Employee's Account for such Plan Year and allocating the amount of such reduction among the Accounts of other Employees as provided under Section 5.5 hereof.

                  (c) Third, by reducing the amount of forfeitures allocated to such Employee's Account that were not used to reduce employer contributions under other plans maintained by an Employer, in accordance with the terms of each such plan.

                  (d) Fourth, by reducing the Employer contributions made pursuant to Section 4.1 hereof (including any allocation of forfeitures) allocated to such Employee and allocating the amount by which such allocation is reduced to a suspense account. In the next following Plan Year, the amount allocated to the Employee's suspense account shall be allocated to the Employee's Account to the extent permissible under this Section 5.7 in the same manner as a Matching Employer Contribution under Section 4.3 hereof or an Employer contribution under

Section 4.1 hereof before any other amounts are allocated to the Employee's Account under such Sections. For each subsequent Plan Year, any amount held in the Employee's suspense account shall be reallocated to his Account as described in the preceding sentence until the amount in the suspense account is exhausted. If the Employee is not eligible to receive an allocation as of any such Plan Year, any amount remaining in his suspense account shall be allocated to the Accounts of all Employees in the same manner as forfeitures.

                  (e) Fifth, by reducing employer contributions under other plans maintained by any Employer according to the terms of each such plan.

                  (f) If a  suspense  account  created  under this  Section  5.7 exists at any time during a Plan Year, such suspense account shall not participate in the allocation of the Plan's investment gains and losses.

                  (g) For purposes of this Section 5.7, Compensation means compensation that is includible in gross income and is actually paid to the Employee during the 12-month period ending on the Annual Valuation Date.

         5.8      Establishment of Designated Funds.
                  ---------------------------------
                  (a) The Company directs the Committee to cause the Trustee to establish Designated Funds in accordance with subsection (b) below among which Employees shall be allowed to direct the investment of all, or such portion as the Company shall allow, of their Accounts. The Committee shall undertake to identify each Designated Fund according to its principal characteristics (e.g., "fixed income fund" or "equity fund") for the convenience of the Employees, but the Committee shall in no way be liable or responsible for the failure of any fund so designated to attain or maintain the characteristics by which it has been so identified.

                  (b) The Committee shall direct the Trustee to establish as Designated Funds the Aerial Common Stock Fund, which fund shall be invested by the Trustee in Aerial Common Shares, the TDS Common Stock Fund, which fund shall hold only those TDS Common Shares transferred to the Trustee from the trust created under the TDS Plan, and the USCC Common Stock Fund, which fund shall hold only those USCC Common Shares transferred to the Trustee from the trust created under the TDS Plan. Investment of Accounts in the TDS Common Stock Fund and the USCC Common Stock Fund shall be subject to the limitations described in
Section 5.9(b) hereof. In accordance with Section 404(c) of ERISA, the Committee shall select and also direct the Trustee to establish as Designated Funds at least 3 collective investment funds or mutual funds each of which (i) is diversified, (ii) has materially different risk and return characteristics, and
(iii) when combined with investments in the other such Funds tends to minimize through diversification the overall risk of the Employees. The Designated Funds selected by the Committee shall in the aggregate enable the Employees by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Employees. The portion of an Employee's Salary Reduction Account that is reinvested pursuant to the preceding sentence may be invested in other Designated Funds as directed by the Employee in accordance with the terms of the Plan.

                  (c) The  Committee  may at any time and from time to time,  in the Committee's sole discretion, expand, modify or otherwise alter the Designated Funds selected by the Committee pursuant to subsection (b) above and may establish one or more pooled funds. The Committee shall also have the right, in the Committee's sole discretion, to delegate its responsibility under this
Section 5.8 to one or more other fiduciaries selected by the Committee.

                  (d) The Director of Compensation and Benefits of the Company is the fiduciary responsible for ensuring that (i) adequate procedures are established and followed to maintain confidentiality with respect to Employee's purchases, holdings and sales of securities under the Aerial Common Stock Fund, the TDS Common Stock Fund and the USCC Common Stock Fund and Employees' exercise of voting, tender and similar rights with respect to such funds and (ii) a fiduciary independent of the Employers is appointed to carry out activities with respect to such funds that the Director of Compensation and Benefits of the Company determines involve a potential for undue Employer influence upon Employees with regard to the direct or indirect exercise of shareholder rights. The Director of Compensation and Benefits of the Company can be contacted at the Human Resources Department for the Company at the Company's corporate office.

         5.9      Employee Direction of Investments.
                  ---------------------------------
                  (a) Except as provided in subsection (b) below, each Employee shall have the opportunity to direct, at the time and in the manner prescribed by the Company that, his Rollover Account, that portion of the amount of each Salary Reduction Contribution made on his behalf and that portion of his Prior Plan Account that the Company shall allow the Employee to direct investment thereof (together, the "Self-Directed Amounts"), is to be invested in each Designated Fund; provided that the Employee may not elect to invest less than five percent (5%) (or a whole number multiple thereof) in any Designated Fund. The opportunity to direct investment of the Self-Directed Amounts shall be offered in accordance with Section 404(c) of ERISA. Except as otherwise provided in Section 404(c) of ERISA, all investment directions made pursuant to this
Section 5.9 and Section 5.11 hereof shall be followed. The fiduciaries for the Plan will not be liable for any losses that are the direct and necessary result of an Employee's investment directions.

                  (b) Each Employee who, immediately prior to the Effective Date, was a participant in the TDS Plan and had all or a portion of his account under the TDS Plan invested in the TDS Common Stock Fund or the USCC Common Stock Fund shall be permitted to continue such investments under this Plan. Notwithstanding anything contained herein to the contrary, however, no employee (including an Employee described in the preceding sentence) shall be permitted to direct any portion of his Self-Directed Amounts or any other portion of such Employee's current Account to be invested in the TDS Common Stock Fund or the USCC Common Stock Fund. An Employee described in the first sentence above may direct, at the time and in the manner that changes in investment elections may be made under this Plan, as prescribed by the Company, that all or any portion of his account invested in the TDS Common Stock Fund or the USCC Common Stock Fund be invested in any other Designated Fund; provided that the Employee may not thereafter direct that any amounts be reinvested in the TDS Common Stock Fund or the USCC Common Stock Fund.

                  (c) In the event any Employee fails to so direct the manner of investment of any contribution and deliver such direction in the time and manner specified by the Company, such contribution shall be invested as directed by the Committee in the Designated Fund with the least risk of loss of principal.

         5.10 Fund Allocations. Dividends, interest, gains, losses, expenses and
              ----------------
other distributions received by the Trustee with respect to a Designated Fund shall be allocated to that Designated Fund.

         5.11 Duration of  Investment  Election.  An investment  direction by an
              ---------------------------------
Employee shall continue in effect until changed by such Employee at the time and in the manner prescribed by the Company. An Employee's investment direction applicable to future Salary Reduction Contributions may be changed as of the first day of the next payroll period administratively practicable after the change in direction is received by the Company or its designee. An Employee's investment direction applicable to his current Account balance may be changed as of the next Valuation Date administratively practicable after such change in direction is received by the Company or its designee.


         ARTICLE 6.        PAYMENT OF BENEFITS.

         6.1  Retirement.  An Employee  who attains his Normal  Retirement  Date
              ----------
shall have a nonforfeitable right to the entire balance in his Account. An Employee whose Service terminates due to retirement on or after his Normal Retirement Date shall be entitled to his Account determined as of the next Valuation Date administratively practicable following the date of his retirement. Such Account shall be distributed in accordance with the provisions of this Article 6.

         6.2 Disability.  An Employee whose Service  terminates due to Total and
             ----------
Permanent Disability shall be entitled to the entire balance in his Account determined as of the next Valuation Date administratively practicable following the date of such disability. Such Account shall be distributed in accordance with the provisions of this Article 6.

         6.3 Death. The Beneficiary of an Employee whose Service  terminates due
             -----
to his death shall be entitled to the entire balance in such Employee's Account determined as of the next Valuation Date administratively practicable following the date of his death. Such Account shall be distributed in accordance with the provisions of this Article 6.

         6.4 Other Termination of Service.
             ----------------------------
                  (a) An Employee whose Service terminates for any reason other than Retirement, Total and Permanent Disability or death shall be entitled to receive the entire balance in his Salary Reduction Contributions Account and Rollover Account and, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions and amounts rolled over from another plan, and the following percentage of the balance in his Employer Account and Employer Matching Account and, if any, the remaining balance in his Prior Plan Account, determined as of the next Valuation Date administratively practicable following the date of such termination (such Account shall be distributed in accordance with the provisions of this Article 6):


                                                            Nonforfeitable
       Years of Vesting Service                               Percentage
       ------------------------                             --------------
Less than 1                                                       0%
At least 1, but less than 2                                      34%
At least 2, but less than 3                                      67%
3 years or more                                                 100%

                  (b) Notwithstanding subsection (a) above, if an Employee participated in the TDS Plan or an Amended Plan, such Employee's non-forfeitable percentage under subsection (a) above shall not be less than his non-forfeitable percentage determined under the TDS Plan or such Amended Plan. In addition, in the case of an Employee described in the preceding sentence who is credited with 3 or more years of Vesting Service under an Amended Plan, such Employee shall be permitted to elect to have his non-forfeitable percentage under the Plan determined in accordance with the vesting schedule in effect under such Amended Plan without regard to subsection (a) above.

                  (c) Any forfeitable balance remaining in the Employer Account, Employer Matching Account or Prior Plan Account of an Employee who terminates Service shall be forfeited and allocated in accordance with Section 5.5 hereof in the Plan Year in which such Employee's Service terminates.

                  (d) If an Employee who was not fully vested in his Account when he terminated Service and who subsequently returns to Service after receiving a distribution of the nonforfeitable balance in his Account, he may repay the full amount of such distribution to the

Plan on or before the earlier of (i) the Annual Valuation Date on which the Employee incurs 5 consecutive Breaks in Service following such distribution, and
(ii) the end of the 5-year period beginning with the date the Employee returns to Service. Upon such repayment, the Employee's Account shall be restored without adjustment for any allocations provided under Article 5 hereof.

         6.5      Payment of Benefits.
                  -------------------
                  (a) An Employee who terminates Service on or after his Normal Retirement Date shall receive the nonforfeitable balance in his Account in a single lump sum not later than 60 days after the Annual Valuation Date next following such termination of Service. An Employee who terminates Service before his Normal Retirement Date shall receive the nonforfeitable balance in his Account in a single lump sum as soon as practicable after the Valuation Date next following the Employee's termination of Service or as soon as practicable after the Valuation Date next following the date the Employee has provided all required distribution information, if such balance does not exceed $5,000; or if the nonforfeitable balance in his Account exceeds $5,000, the Employee may elect to receive the nonforfeitable balance in his Account in a single lump sum (i) within 60 days after the Annual Valuation Date next following his termination of Service, (ii) not later than 60 days after the Annual Valuation Date next following his Normal Retirement Date or (iii) as soon as administratively practicable after the Valuation Date next following the later of the Employee's termination of Service and the date the Employee has properly completed and delivered all required distribution forms. Notwithstanding anything contained herein to the contrary, an Employee whose Service terminates due to Total and Permanent Disability may elect to receive the nonforfeitable balance in his Account in a single lump sum within 60 days after any Annual Valuation Date following such Employee's termination of Service, or, as soon as administratively practicable after the Valuation Date next following the later of the Employee's termination of Service and the date the Employee has properly completed and delivered all required distribution forms, but in no event later than the earlier of (i) the date on which he returns to work for an Employer or Affiliate and (ii) 60 days after the Annual Valuation Date next following his Normal Retirement Date.

                  (b) Notwithstanding subsection (a) above, an Employee whose nonforfeitable balance in his Account exceeds $5,000 may elect to receive the distribution of the nonforfeitable balance in his Account, commencing at the time a lump sum distribution would commence under subsection (a) above, in substantially equal annual or more frequent installments over a period determined by the Employee which does not exceed the joint life and last survivor expectancy of the Employee and his designated Beneficiary (provided, however, that the present value of the payments to be made to the Employee shall be more than 50% of the present value of the total payments to be made to the Employee and his designated Beneficiary, determined as of the date such installments commence). Such installments shall continue until the entire nonforfeitable balance in the Employee's Account has been distributed. Further notwithstanding subsection (a) above and this subsection (b), if an Employee participated in an Amended Plan, such Employee shall be entitled to elect to receive distribution of his Prior Plan Account, if any, in any manner permitted under such Amended Plan, as set forth in an Appendix to this Plan which specifically names the Amended Plan in which such Employee participated.

                  (c) Any nonforfeitable balance in an Employee's Account not distributed after the Valuation Date next following the Employee's termination of Service shall remain in the Trust and, in accordance with Article 5, shall continue, until the next Valuation Date administratively practicable following the date the Employee has properly completed and delivered all required distribution forms, to participate in the allocation of income, gains, losses and expenses, but shall not continue to participate in the allocation of contributions and forfeitures.

                  (d) If an Employee dies prior to receiving the nonforfeitable balance in his Account, such balance shall be distributed in a single lump sum to his Beneficiary within 5 years after the date of his death.

                  (e) If, after the Effective Date, an Employee fails to terminate Service by the April 1 immediately following the calendar year in which he attains age 70-1/2, distribution of such Employee's nonforfeitable balance in his Account (i) shall commence, in the case of an Employee who is a 5-percent owner as defined in Section 416(i) of the Code, or (ii) may commence, upon any other such Employee's election, in either case on the April 1 next following the calendar year in which the Employee attains age 70-1/2. If at the time of the distribution such Employee's non-forfeitable balance exceeds $5,000, the nonforfeitable balance in the Employee's Account shall be distributed in substantially equal annual or more frequent cash installments over a period determined by the Employee which does not exceed the joint life and last survivor expectancy of the Employee and his designated Beneficiary (provided, however, that the present value of the payments to be made to the Employee shall be more than 50% of the present value of the total payments to be made to the Employee and his designated Beneficiary, determined as of the date such installments commence). Such installments shall continue until the entire nonforfeitable balance in the Employee's Account has been distributed or, if earlier, until the Employee's termination of Service (at which time the then nonforfeitable balance in the Account shall be distributed in accordance with subsection (a) above). Notwithstanding the preceding sentence, an Employee (other than a 5 percent owner) who is in Service after he attains age 70-1/2 may elect to stop such installments at any time. If such Employee's non-forfeitable balance at the time of distribution does not exceed $5,000, notwithstanding any provision to the contrary, the Company shall direct the Trustee to distribute the entire non-forfeitable Account balance to the Employee in a single lump sum no later than April 1 of the calendar year following the calendar year in which such Employee attains age 70-1/2.

                  (f) Payment of benefits hereunder shall be made in cash except to the extent that the Employee's Account is invested in the Aerial Common Stock Fund, the TDS Common Stock Fund or the USCC Common Stock Fund in which case, to the extent his Account is so invested, payment shall be made in whole Aerial Common Shares, TDS Common Shares or

USCC Common Shares, respectively (plus cash in lieu of fractional shares), unless the Employee elects to be paid entirely in cash.

                  (g) For purposes of determining the minimum amount to be distributed under any annuity form of benefit during a calendar year, the life expectancies of an Employee and such Employee's Beneficiary shall be calculated using the Employee's and the Beneficiary's attained ages in the calendar year in which the Employee attains age 70-1/2.

                  (h) Notwithstanding anything herein to the contrary, in the case of a distribution from the Plan (excluding any amount offset against the Employee's Account to repay the outstanding balance of any unpaid loan) which is an eligible rollover distribution within the meaning of Section 402 of the Code, an Employee (or surviving spouse of an Employee) may elect that all or any portion of such distribution to which he is entitled which equals at least $200 shall be directly transferred as a rollover contribution from the Plan to one of the following: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, or
(iv) another plan qualified under Section 401(a) of the Code (provided, however, that a surviving spouse of an Employee may only elect to have such distribution transferred directly to an individual retirement account or individual retirement annuity). Notwithstanding the foregoing, an Employee (or his surviving spouse) shall not be entitled to elect to have a portion which equals less than the total amount of such distribution transferred as a rollover contribution as described in the preceding sentence unless such portion equals at least $500. At least 30 days and no more than 90 days prior to the date on which an Employee is entitled to receive a distribution from the Plan (or such other time as prescribed by law), the Company shall provide a written explanation to the Employee (or his surviving spouse) of the availability of the direct rollover option, the rules that require income tax withholding on distributions, the rules under which the Employee (or his surviving spouse) may roll over the distribution within 60 days of receipt and, if applicable, other special tax rules that may apply to the distribution.

                  (i) Notwithstanding anything herein to the contrary, in the event that the recordkeeper for the Plan is changed, distributions may be made at such time as prescribed by the Company in order to accommodate the transfer of records to the new recordkeeper.

         6.6      Designation of Beneficiary.
                  --------------------------
                  (a) Each Employee who has an unpaid balance in his Account may file with the Company from time to time a written designation of Beneficiary, and any payments required under the Plan to be made upon the Employee's death shall be made to such Beneficiary. Notwithstanding any prior designation, if the Employee has a Surviving Spouse at the time of his death, the Trustee shall make any required payments to the Surviving Spouse unless the Employee and his Surviving Spouse shall have designated an alternate beneficiary in the manner described in subsection (b) below. If an Employee fails to validly designate a Beneficiary, or if no designated Beneficiary survives the Employee, any payments required hereunder shall be made by the Trustee in the following order of priority:

                  (i)      to the Employee's Surviving Spouse; or if none,

             (ii) to the Employee's descendants, per stirpes; or if none,

            (iii) to the executor or administrator of the Employee's estate; or if no executor or administrator shall have been appointed for such Employee's estate within six months following the date of such Employee's death,

             (iv) to the person or persons who would be entitled under the intestate succession laws of the state of the Employee's domicile to receive the Employee's personal estate in the proportions provided in such laws.

                  (b) At any time prior to the Employee's death, the Employee, with the consent of his Surviving Spouse, may designate a Beneficiary other than his Surviving Spouse. The Surviving Spouse's consent shall acknowledge the effect of the Employee's designation and shall be witnessed by a Notary Public.

                  (c) Any designation made by an Employee and his Surviving Spouse described in subsection (b) above may be revoked in writing without the Surviving Spouse's consent and a new designation made at any time prior to the Employee's death. Any new designations must again satisfy the requirements of subsection (b) above.

                  (d) For purposes of this Section 6.6, Surviving Spouse means the person to whom the Employee has been married during the entire 12-month period ending on the date of his death.

         6.7  Location  of  Employee  or  Beneficiary  Unknown.  If any  benefit
              ------------------------------------------------
attributable to an Employee's Account remains unpaid for a period of 5 years solely because the location of such Employee or Beneficiary is unknown, the Employee's Account shall be forfeited and shall be applied to reduce his Employer's contributions under Article 4 hereof. The Company shall use due diligence to notify an Employee or Beneficiary including registered mail, return receipt requested, at his last known address. If an Employee or Beneficiary is located after his Account has been so forfeited, such Account will be restored without adjustment for any allocations provided under Article 5, hereof.

         6.8  Distribution   After  Age  59-1/2.   Any  Employee  may  direct  a
              ---------------------------------
distribution of all or any portion of his Salary Reduction Contributions Account at anytime after he attains age 59-1/2 upon written request to the Company.

         6.9      Hardship Withdrawal.
                  -------------------
                  (a) If an Employee establishes to the satisfaction of the Company his need for funds because of a hardship resulting from (i) the purchase (excluding mortgage payments) of a primary residence, (ii) the payment of tuition for the next twelve months of post-secondary education for the Employee, his spouse or his children, or (iii) a demonstrable financial emergency as determined by the Company in a uniform and non-discriminatory manner arising out of a medical condition, accidental injury or other calamity affecting the Employee, his spouse or children, he shall be entitled to a hardship withdrawal from his Salary Reduction Contributions Account and, if any, the portion of his Prior Plan Account attributable to Before- Tax Contributions in accordance with subsection (d) below.

                  (b) The amount of such hardship withdrawal shall be determined by the Company, in its sole discretion, but shall not exceed the lesser of: (i) the Employee's need for funds, which need shall include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, (ii) the aggregate of his Salary Reduction Contributions and, if any, Before-Tax Contributions, in either case, for the current and all previous Plan Years (reduced by the amount of all prior hardship withdrawals under the Plan), and (iii) the amount that is not reasonably available from other resources of the Employee (including Plan loans pursuant to Section 6.10 hereof). For purposes of this Section 6.9, the aggregate of an Employee's Salary Reduction Contributions and, if any, Before-Tax Contributions shall be determined as of the next Valuation Date administratively practicable following his request without regard to the allocations of income, expense or gain thereon.

                  (c) Such amount shall be distributed in cash as soon as practicable after determination by the Company that such withdrawal is to be made, and such withdrawal shall involve no forfeiture by the Employee, no suspension of participation for the Employee and shall not affect his rights under other provisions of the Plan, except as provided in subsection (d) below.

                  (d) An Employee must request a hardship withdrawal by written notice to the Company. If such request is approved in accordance with the provisions of this Section 6.9 by the Company, the Employee may make a hardship withdrawal from his Salary Reduction Contributions Account and, if any, the portion of his Prior Plan Account attributable to Before- Tax Contributions subject to the following restrictions:

                  (i) if an Employee makes a hardship withdrawal from his Salary Reduction Contributions Account or, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions, further Salary Reduction Contributions under Section 4.2 hereof shall be prohibited for 1 year from the date of such withdrawal;

             (ii) no hardship withdrawal in an amount of less than $500.00 (or the aggregate of the Employee's Salary Reduction Contributions Account and, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions, if less than $500) shall be permitted; and

            (iii) hardship withdrawals shall not be allowed more than once in any 24-month period commencing on the date of each such withdrawal.

         6.10     Plan Loans.
                  ----------
                  (a) Notwithstanding anything herein to the contrary, upon application of an Employee, the Company may permit the Committee to provide for a loan from the Plan to such Employee, in accordance with a uniform and nondiscriminatory policy established by the Committee.

                  (b) The  terms  of any  such  loan  shall  be set  forth  in a promissory note made by the Employee and made payable to the order of the Plan. Loans from the Plan to any Employee shall be secured by 50% of the nonforfeitable balance in the borrowing Employee's Account and may be further secured in whole or in part by such additional security as the Committee may require. The amount of any loan to an Employee (when added to the outstanding balance of all other loans to such Employee from the Plan or any other qualified plan of the Company, an Affiliate or a Related Entity, including any principal amount thereof repaid within the period beginning 1 year before the date of the loan and ending on the date of the loan) shall not exceed 50% of the nonforfeitable balance in the Employee's Salary Reduction and Rollover Contributions Accounts and, if any, the portion of his Prior Plan Account attributable to Before- Tax Contributions and amounts rolled over from another plan (limited to $50,000).

                  (c) Loans from the Plan shall be repaid by payroll deduction within a period determined by mutual agreement between the Committee and the Employee. Such repayment period shall not exceed 5 years.

                  (d) Loans from the Plan shall bear a reasonable rate of interest as determined by the Committee.

                  (e) For purposes of Section 5.8 hereof, loans from the Plan to an Employee shall be treated as an investment in a Designated Fund and interest thereon shall be allocated in accordance with Section 5.3(b) hereof.

                  (f) No loan shall be permitted in an amount of less than $1,000.00.

                  (g) Repayments of any loan made pursuant to subsection (a) above shall be suspended during any period in which an Employee is in qualified military service (as defined in

Section 414(u)(5) of the Code). Repayments shall recommence at such time as prescribed by the Committee. Any such suspension shall not require the loan to be treated as a distribution for purposes of Section 72(p) of the Code and shall not be taken into account for purposes of Sections 401(a) and 4975(d)(1) of the Code.


         ARTICLE 7.        TRANSFER OF BENEFITS.

         7.1 Transfer of Benefits.  If an Employee  entitled to receive benefits
             --------------------
under the Plan is subsequently employed by another employer having a pension or profit sharing plan qualified under Sections 401 and 501 of the Code, the Company may transfer the Employee's benefits, in cash or in kind, from the Plan directly to the trustee or custodian of the plan of the Employee's new employer, under uniform procedures established by the Company, and subject to the following conditions:

                  (a) the trustee or custodian of such plan shall be authorized to accept assets from the Plan;

                  (b) the assets so transferred shall be maintained in a separate account in such plan; and

                  (c) the assets so transferred shall not be forfeitable or reduce in any way the obligation of the new employer under such plan.

         7.2  Acceptance  of  Transferred  Benefits.  The Company may direct the
              -------------------------------------
Trustee to accept benefits from an Employee (whether or not the Employee is eligible to immediately participate herein) who has received benefits from, or directly from the trustee or custodian of, a qualified pension or profit sharing plan or an individual retirement account defined in Section 408 of the Code, provided such benefits are treated as either "rollover contributions" under
Section 408(d)(3) of the Code or "rollover amounts" under Section 402(a)(5) of the Code, on behalf of an Employee entitled to receive such benefits, upon the same terms and conditions set forth in Section 7.1 hereof. The benefits so accepted shall be maintained in the Rollover Account. Any benefits delivered by an Employee must be delivered to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law.


         ARTICLE 8.        ADMINISTRATION OF THE PLAN.

         8.1  Plan  Administrator.  The  Company  shall be  responsible  for the
              -------------------
administration of the Plan, in accordance with the terms hereof and shall have full power and authority, according to the terms and within the limits of the
Plan:

                  (a) to determine all questions arising in administration of the Plan, including the power to determine the rights or eligibility of Employees and Beneficiaries and the amounts of their respective interests;

                  (b) to adopt such rules and regulations and to exercise such powers, rights or privileges as the Company deems desirable for the Plan's administration that are consistent with the purposes of the Plan;

                  (c) to employ such agents, attorneys, actuaries, accountants, or other persons (who may also be employees of the Company) as the Company deems desirable for administration of the Plan, to delegate to such persons duties and obligations for its administration, and to pay them reasonable compensation;

                  (d) to determine all matters with respect to the maturity of benefits, distributions from the Trust, and the identity of distributes; and

                  (e)      to maintain the Account records of all Employees.

         8.2      Claim for Benefits.
                  ------------------
                  (a) In the event any claim is made by an Employee, Beneficiary, or any other person, with respect to the amount of any distribution under the Plan, such claimant shall file his claim in writing with the Benefits Department.

                  (b) The Benefits Department shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision regarding the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. If the claim is wholly or partially denied, the notice of the decision that is furnished to any claimant hereunder shall contain the following information written in a manner calculated to be understood by the claimant:

                  (i) a specific reference to the Plan provisions applicable to such claim;

             (ii) the specific reason or reasons for disposition of such claim;

            (iii) if applicable, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

             (iv) an explanation of the Plan's claim review procedure set forth in subsections (c) and (d) below.

                  (c) Any claimant whose claim has been denied in whole or in part may request the Committee to review such denial. Any request for the review of the denial of any such claim shall be made in writing to the Committee no later than 60 days after the date the notice described in subsection (b) above is received by such claimant. In connection with the review of any such claim, the claimant or his duly authorized representative shall have the right to review all pertinent documents and submit issues and comments to the Committee in writing within such 60-day period.

                  (d) The Committee shall promptly review the prior disposition of such claim, and shall notify such claimant of its decision, in writing, no later than 60 days after its receipt of such request for such review, unless special circumstances require an extension of time. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the Committee's final decision shall include specific reasons for the decision and the specific references to the Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.


         ARTICLE 9.        ADMINISTRATION OF THE TRUST.

                  A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee. The Company and the Trustee will execute the Aerial Operating Company, Inc. Tax-Deferred Savings Trust to serve as the Trust under the Plan. All contributions made under this Plan by an Employer or an Employee shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Employees collectively in accordance with the provisions of the Trust agreement and, to the extent directed, in accordance with Employees' investment directions pursuant to Section 5.9 hereof. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Company shall direct in accordance with this Plan. The Trust may provide for the collective investment of assets of this Plan and assets of such other plans that are qualified under
Section 401(a) of the Code and that are maintained by the Company or any Affiliate, provided that such collective investment does not result in the Plan and such other plans being deemed one plan under Section 414(l) of the Code.

         ARTICLE 10. AMENDMENT OR TERMINATION OF THE PLAN AND ADOPTION OF THE PLAN BY OTHER EMPLOYERS.

         10.1 Right to Amend or Terminate.  The Company  intends to continue the
              ---------------------------
Plan and contributions hereunder indefinitely, but such continuance is not assumed as a contractual obligation. The Company expressly reserves the exclusive right, retroactively to the extent permitted by law, to amend or terminate the Plan and to reduce, suspend or discontinue contributions hereunder at any time and without the consent of any other party, including any Affiliate or Related Entity that adopts the Plan, provided that no such amendment (other than an amendment required to obtain or retain qualification of the Plan under the Code) shall operate to deprive any person without his written consent of any accrued benefit hereunder. Copies of any amendment to the Plan shall be communicated to any Affiliate or Related Entity that adopts the Plan. No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustee. Any amendment to or a termination of the Plan or any reduction, suspension or discontinuance of contributions hereunder shall be effected by the Board of Directors of the Company.

         10.2 Effect of  Termination.  The Plan may be terminated in whole or in
              ----------------------
part and the termination of the Plan by the board of directors of one Employer with respect to such Employer shall not automatically constitute a termination of the Plan with respect to any other Employers. With respect to that portion of the Plan that has terminated, the Company shall, in its discretion, either terminate that portion of the Trust relating to the portion of the Plan that has terminated and direct the Trustee to distribute the assets or hold such assets in further trust under the provisions hereof; provided, however, that no distribution of assets shall be made to an affected Employee if a successor plan, as defined in applicable rules and regulations, is established or maintained by such Employee's Employer. In either such event or in the event of the complete discontinuance of contributions to the Plan, the Account of each Employee with respect to the portion of the Plan that has terminated (or with respect to which there has been a complete discontinuance of contributions to the Plan) shall become nonforfeitable.


         10.3     Adoption of the Plan by Affiliate or Related Entity.
                  ---------------------------------------------------
                  (a) Any Affiliate or Related Entity may adopt the Plan with respect to its employees with the written consent of the Company's Chairman or President by executing an Adoption Agreement substantially in the form of Appendix B. Each Affiliate or Related Entity that adopts the Plan delegates to the Company the right to act on the Affiliate's or Related Entity's behalf in all matters pertaining to the Plan, including but not limited to the administration, amendment and termination of the Plan, as may be necessary or desirable from time to time in the sole judgment of the Company.

                  (b) The adoption of the Plan by an Affiliate or Related Entity shall not be considered the adoption of a new plan by such Affiliate or Related Entity for purposes of Section 414(l) of the Code and any contributions (including the income earned thereon) by such Affiliate or Related Entity thereto shall be made available to pay benefits to any employee or beneficiary of the Company or any other Affiliate or Related Entity that adopts the Plan.

                  (c) An Affiliate or Related Entity shall not be treated as adopting the Plan (under subsection (b) above) solely because employees of such Affiliate or Related Entity are included in the definition of Employees, as defined in Article 2 hereof.

                  (d) The Company has consented to the adoption of the Plan by the Affiliates and Related Entities listed in Appendix A.

         10.4  Adoption of the Plan by  Successor.  The Plan shall not be deemed
               ----------------------------------
terminated by reason of the transfer of the business of the Company or an Affiliate or Related Entity to a successor or successors by means of merger, acquisition of the Company's or an Affiliate's or Related Entity's assets or stock, or otherwise, at any time or times, if such successor or successors adopts the Plan with the intention of continuing it and notifies the Trustee in writing of such adoption.


         ARTICLE 11.       GENERAL PROVISIONS.

         11.1 Merger or  Consolidation  with Another  Plan.  In the event of any
              --------------------------------------------
merger or consolidation of the assets of the Plan with, or transfer of assets or liabilities to, any other plan, trust or fund established and qualified under Sections 401 and 501 of the Code, each Employee in this Plan at the time of any such event shall, after the merger, consolidation or transfer, have the right to receive an accrued benefit which is equal to or greater than the accrued benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

         11.2     Nonreversion.
                  ------------
                  (a) It shall be impossible for any assets of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Employees or Beneficiaries (including the payment of the expenses of the Trust) or for any funds to revert to any Employer, except as otherwise provided in this
Section 11.2.

                  (b) If the establishment of the Plan and Trust fails to qualify under Sections 401 and 501 of the Code because the Internal Revenue Service issues an adverse determination letter, and if the application for determination was submitted to the Internal Revenue Service before the due date of the Employer's federal income tax return for the taxable year of the Employer in which the Plan was adopted (or such later time as may be permitted under applicable rules and regulations), the Trustee shall, upon written request of the Company, return to the Employer the portion of the Trust Fund applicable to Employees and former Employees of such Employer within one year after the date the Internal Revenue Service issues such adverse determination letter.

                  (c) If an Employer contribution under Section 4.1 hereof or a Matching Employer Contribution under Section 4.3 hereof is disallowed as a deduction under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon the written request of the Employer, return the contribution to the contributing Employer within 1 year after the date that the deduction is disallowed.

                  (d) If a contribution under Section 4.1 hereof or Section 4.3 hereof or any portion thereof is made by an Employer under a mistake of fact, the Trustee shall, upon written request of the Employer, return the contribution or such portion to the Employer within 1 year after the date of payment to the Trustee.

                  (e) If, after all liabilities of the Plan have been satisfied, any residual assets remain when the Plan is terminated, such assets shall be returned to participating Employers in such portions as the Company determines.

                  (f) Any contribution to be returned to an Employer under subsections (c) or (d) above shall be (i) the amount contributed, less (ii) the amount that would have otherwise been contributed, less (iii) losses attributable thereto.

         11.3     Nonalienation.
                  -------------
                  (a) To the fullest extent permitted by law, no right or interest of any Employee or Beneficiary arising out of or created by the Plan either before or after termination of Service shall be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether as a creditor or otherwise. Except as provided in subsection (b) below, no Employee or Beneficiary shall have any right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan, and any action to do so shall be void.

                  (b) Subsection (a) above shall not apply to any domestic relations order which is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code. The Company shall adopt written procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. A domestic relations order determined to be a qualified domestic relations order shall not require the payment of benefits to any alternate payee before the earlier to occur of (i) the earliest date as of which payment of the nonforfeitable percentage of the Employee's Account could commence (i) if he terminated employment on his 50th birthday or (II) following his termination of employment, whichever shall occur first, and (ii) as soon as administratively practicable after the date such order is determined by the Benefits Department to be a qualified domestic relations order.

         11.4  Facility of Payment.  If at any time any person to whom  benefits
               -------------------
are payable hereunder is under a legal disability or is in the opinion of the Company incapable of properly managing his affairs, the Company may expend such benefits for the benefit of such person, or may pay such benefits over to the parent, guardian or custodian under any Uniform Transfers (or Gifts) to Minors Act or to any person with whom the person is residing without responsibility for its expenditure.

         11.5  Indemnification.  The Company  shall  indemnify  its officers and
               ----------------
employees from and against any and all claims, losses, damages, expenses and liability, including attorney's fees, that arise out of an alleged breach of fiduciary duty, other than claims, costs, losses, damages, expenses, liability and attorney's fees incurred as a result of gross negligence or willful misconduct of such a person. The Company shall have the right, but not the obligation, to conduct the defense of any officer or employee in a suit brought alleging a breach of fiduciary duty.

         11.6 Limitation of Rights.  An Employee and his Beneficiary  shall have
              --------------------
no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

         11.7 Employment  Non-Contractual.  The Plan is purely  voluntary on the
              ---------------------------
part of the Employers. Neither the establishment of the Plan nor any changes therein, shall be construed as giving any Employee or any other person any legal or equitable right against any Employer or the Trustee, unless the same shall be specifically provided for herein, or as giving any Employee the right to be retained in an Employer's employ. All Employees shall remain subject to discharge from employment to the same extent as if the Plan had never been established.

         11.8 Governing Laws. The Plan shall be construed and enforced according
              --------------
to the laws of the State of Illinois and, where applicable, the provisions of ERISA. In the event of any conflict between the provisions of ERISA and the provisions hereof, the former shall apply and the Plan shall be interpreted to the extent necessary to eliminate any such conflicts. Each provision hereof shall be treated as separable, so that if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein.

         ARTICLE 12.       TOP-HEAVY PROVISIONS.

         12.1     Determination of Top-Heaviness.
                  ------------------------------
                  (a) The Plan shall be "Top-Heavy" for any Plan Year if the Accounts of Key Employees exceed 60% of the Accounts of all Employees, determined as of the Annual Valuation Date immediately preceding the Plan Year for which Top-Heaviness is being determined.

                  (b) For purposes of determining Top-Heaviness, (i) all other qualified plans of the Employers in which a Key Employee participates, (ii) all other qualified plans that enable the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and (iii) in the discretion of the Company, all other qualified plans maintained by the Employers shall be aggregated with the Plan.

                  (c) For purposes of determining Top-Heaviness, the Account of any Employee shall be increased by (i) any contribution that was due but unpaid as of the applicable Annual Valuation Date, and (ii) any distribution of the Employee's Account during the 5-Plan Year period ending on the applicable Annual Valuation Date, and (iii) any rollovers and transfers to the extent required under Section 416(g)(4) of the Code.

                  (d) For purposes of determining Top-Heaviness, the Account of any Employee shall be disregarded if (i) the Employee is not a Key Employee for the Plan Year but was a Key Employee for any prior Plan Year, or (ii) the Employee had not performed any services for an Employer at any time during the 5-Plan Year period ending on the Annual Valuation Date.

                  (e) For purposes of this Article 12, Key Employee means any Employee who, at any time during the 5-Plan Year period ending on the Annual Valuation Date provided in subsection (a) above, is or was:

                  (i) an officer of the Company or Affiliate whose Compensation exceeds 50% of the dollar amount specified in Section 415(b)(1)(A) of the Code; provided, however, that no more than the lesser of (i) 50 Employees, and (ii) the greater of 3 Employees and 10% of all Employees shall be treated as officers;

             (ii) 1 of the 10 Employees who own the largest interests in the Company or Affiliate (which ownership interest is more than 1/2% in value in the Company or any Affiliate) and whose Compensation exceeds the dollar limit specified in Section 415(c)(1)(A) of the Code;

            (iii) a 5% owner of the Company or Affiliate; or

             (iv) a 1% owner of the Company or Affiliate whose Compensation exceeds $150,000.

         12.2 Minimum Allocation. For each Plan Year that the Plan is Top-Heavy,
              ------------------
the allocation of Employer contributions (not including Salary Reduction Contributions or Matching Employer Contributions) to the Account of each Employee who had not terminated Service during the Plan Year and who is not a Key Employee shall not be less than the lesser of (a) 3% of such Employee's Compensation, or (b) the largest percentage allocated to any Key Employee (determined by dividing the allocation to such Key Employee by his Compensation). For purposes of satisfying the requirements of this Section 12.2, all defined contribution plans of the Employers (without regard to whether such plans have been terminated) shall be aggregated.

         12.3  Minimum Vesting.
               ---------------
                  (a)  For  each  Plan  Year  that  the  Plan is  Top-Heavy,  an
Employee's nonforfeitable percentage of the balance in his Employer Account shall be determined under the following schedule, if such schedule results in a larger percentage than that determined under Section 6.4 hereof:


                                                             Nonforfeitable
      Years of Vesting Service                                 Percentage
      ------------------------                                -----------
Less than 2                                                        0%
At least 2, but less than 3                                       20%
At least 3, but less than 4                                       40%
At least 4, but less than 5                                       60%
At least 5, but less than 6                                       80%
6 or more                                                        100%

                  (b) For any subsequent Plan Year in which the Plan ceases to be Top-Heavy, an Employee's nonforfeitable percentage shall be determined without regard to subsection (a) above; provided, however, that an Employee's nonforfeitable percentage shall not be less than the applicable percentage determined under subsection (a) above in any Plan Year during which the Plan was Top-Heavy.

                  (c) Notwithstanding subsection (b) above, an Employee's nonforfeitable percentage shall continue to be determined under subsection (a) above, if such Employee has completed at least 3 Years of Service as of the beginning of the Plan Year in which the Plan ceases to be Top-Heavy.

         12.4   Definitions.   For   purposes  of  this  Article  12,  the  term
                -----------
"Compensation" shall mean compensation that is includible in gross income and that is actually paid to the Employee during the Plan Year.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 22nd day of November, 1999.


                                               AERIAL OPERATING COMPANY, INC.



                                                By:      /s/ Donald W. Warkentin
                                                         -----------------------
                                                         President